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                                                                  EXHIBIT 10
                          ECKERD CORPORATION LOAN AGREEMENT
                          _________________________________


          Agreement made as of the 28th day of September, 1998 to be effective on that date ("Effective Date"), between the lender, J. C. Penney Company, Inc. ("JCPenney"), a Delaware corporation with its principal place of business at 6501 Legacy Drive, Plano, Texas 75024-3698 and the borrower, Eckerd Corporation ("Borrower"), a Delaware corporation with its principal place of business at 8333 Bryan Dairy Road, Largo, FL 33777.

     BORROWING AMOUNTS, TERMS AND PROCEDURES
     _______________________________________

          Between the Effective Date and September 28, 2003 (the "Borrowing Period"), JCPenney will make available the sum of Three Billion, Five Hundred Million Dollars ($3,500,000,000) ("Borrowing Amount") for borrowing by Borrower. The Borrowing Amount includes (1) the $1,595,000,000 open account indebtedness between JCPenney and Eckerd at the Interest Rate defined herein, and (2) the $100,000,000 open account indebtedness between JCPenney and Eckerd at the Short-Term Borrowings Rate shown on the Analysis of Average Borrowings and Interest Expense as calculated monthly by JCPenney's Controller's Department. This Agreement formalizes such previous loans from JCPenney to Eckerd. During the Borrowing Period, subject to the following terms and conditions, Borrower may borrow, repay, and borrow again under this Loan Agreement and Borrower agrees to repay interest and principal as provided herein.

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          During the  Borrowing Period, Borrower  may from time to  time request one or more loans (an "Advance" or "Advances") from JCPenney up to the limit of the Borrowing Amount, and JCPenney will lend to Borrower such sum or sums, each borrowing with a maturity no later than September 9, 2003, as Borrower requests, provided that the total of Advances at any one time outstanding shall not exceed the Borrowing Amount.

          By noon Eastern time, Borrower will notify JCPenney of the amount it intends to borrow or repay the next day. JCPenney will transfer the amount or credit such amount, as the case may be, of an Advance or repayment to or from Borrower by no later than 3 o'clock p.m. Eastern time of the next day for which such amount is due or has been paid.

          Except as JCPenney and Borrower otherwise agree in writing, Borrower agrees to pay as interest an amount on any sum borrowed hereunder computed at an interest rate, which is a rate equivalent to the average interest rate on total borrowings as shown on the Analysis of Average Borrowings and Interest Expense as calculated monthly by JCPenney's Controller's Department during the time of any Advance hereunder ("Interest Rate").

          Interest is to be calculated  on the weighted daily average  of unpaid
     balances  during the  fiscal  month.   The  interest  amount applicable  to
     outstanding balances of Advances shall be  determined

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     each month calculated on the  prior  month's Interest  Rate.  The Interest
     Rate shall change effective as of the first day of each month of JCPenney's fiscal year and any such change shall be made without notice.

          Interest shall be computed on the basis of the actual number of days elapsed over the fiscal year of 364 or 371 days, as the case may be. Interest shall be payable monthly in arrears and at maturity by credit to such account of JCPenney as JCPenney shall specify. Payments of interest shall be made by the fiscal month end following the borrowing month. Interest paid or payable shall not exceed the maximum amount permissible under applicable law and, if such amount is exceeded, the excessive amount of interest shall be refunded to Borrower.

          JCPenney shall have the right at any time to demand payment of all or any part of any Advance or Advances outstanding, and interest thereon. Upon such demand such Advance, Advances or portions thereof and interest thereon, as the case may be, shall be immediately due and payable. Advances may be repaid in whole or in part without penalty at any time prior to maturity by telephone notice to JCPenney by 10 o'clock a.m. Eastern time by an individual duly authorized by Borrower.

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          Borrower's promise  to  repay indebtedness  hereunder,  at  JCPenney's option, may be evidenced by (1) a wire transfer request from Eckerd to JCPenney's Treasurer's Department, stating the requested loan amount, effective date, and the name of the bank to which JCPenney should transfer the funds, (2) Exhibit "A" standing alone, or (3) a promissory note or notes for Advances in the same form as Exhibit "B". Exhibits "A" and "B" are attached hereto and incorporated herein by reference for all purposes. JCPenney's books and records shall be prima facie evidence of all sums due JCPenney.

     REPRESENTATIONS
     _______________

     A. Good Standing. Borrower is a corporation, duly organized and in good standing, under the laws of the State of Delaware and has the power to own its property and to carry on its business in each jurisdiction in which Borrower operates.

     B. Authority and Compliance. Borrower has full power and authority to enter into this Loan Agreement, to make the borrowings hereunder, to execute and deliver evidences of Advances and to incur the obligations provided for herein, all of which has been duly authorized by all proper and necessary corporate action. No consent or approval of any public authority is required as a condition to the validity of this Loan Agreement or the evidences of Advances, and Borrower is in compliance in all material respects with all applicable laws and regulatory requirements to which it is subject.

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     C.   Binding Agreement.  This Loan Agreement constitutes, and the evidences of Advances when issued and delivered pursuant hereto for value received will constitute, valid and legally binding obligations of Borrower in accordance with their terms.

     D. Litigation. There are no proceedings pending or, to the knowledge of Borrower, threatened before any court or administrative agency which will or may have a material adverse effect on the financial condition or operations of Borrower or any subsidiary, except as disclosed to JCPenney.

     E. Taxes. All income taxes and other taxes due and payable through the date of this Loan Agreement have been paid prior to becoming delinquent or are being contested in good faith.

     F.   Place  of Business.   Borrower's  principal  place of  business is  in
          Largo, Florida.

     EVENTS OF DEFAULT
     _________________

          If one or more of the following events of default shall occur, all outstanding principal plus unpaid interest on all Advances shall be due and payable immediately:

                                    5

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     A.   Default shall be made in  the payment of any installment  of principal or interest upon an Advance when due and payable, whether at maturity or otherwise within 5 days; or

     B. Default shall be made in the performance of any term, covenant or agreement contained herein which shall remain uncured for thirty (30) days after written notice; or

     C. Any representation or warranty herein contained or in any financial statement, certificate, report or opinion submitted to JCPenney in connection with this Loan Agreement or pursuant to the requirements of this Loan Agreement shall prove to have been incorrect in any material respect when made; or

     D. Any judgment against Borrower or any attachment or other levy against the property of Borrower with respect to a claim remains unpaid, unstayed on appeal, undischarged, not bonded or not dismissed for a period of sixty (60) days; or

     E. Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property, commences any action relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction,

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          whether now  or hereafter  in  effect, or  if there  is
          commenced against Borrower any such action, or Borrower by an act indicates its consent to or approval of any trustee for Borrower or any substantial part of its property, or suffers any such receivership or trustee to continue undischarged for a period of forty-five (45) days; then upon the happenings of any of the foregoing events of default which shall be continuing, the Advances shall become and be immediately due and payable upon declaration to that effect by JCPenney.

     F. Indebtedness of the Borrower or any subsidiary of the Borrower in an aggregate principal amount in excess of $25,000,000 shall have become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity after or as a result of a default in the performance or observance of any obligation or condition with respect to such Indebtedness or shall fail to have been paid at its stated maturity or when otherwise due.

     MISCELLANEOUS
     _____________

     A.   Amendments.   The  terms of  this Loan  Agreement may  not  be waived,
          altered, modified, amended or terminated in any manner except by written instrument signed by JCPenney and Borrower.

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     B.   Cumulative  Rights and  No Waiver.   Each  and every right  granted to
          JCPenney hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity shall be cumulative of and may be exercised in addition to any and all other rights of JCPenney, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by JCPenney of any right preclude any other or future exercise thereof or
          the  exercise of  any  other  right.   Borrower  expressly waives  any
          presentment, demand, protest or other notice of any kind.

     C. Notices. All notices hereunder shall be in writing or by telephone (with written confirmation) and, if to JCPenney, mailed or delivered to it at 6501 Legacy Drive, Plano, Texas 75024-3698, Attention:
          Treasurer; or to Borrower, mailed or delivered to it at 8333 Bryan Dairy Road, Largo, FL 33777, Attention: President, with a copy to Treasurer.

     D.   Governing  Law.    THIS  LOAN  AGREEMENT SHALL  BE  GOVERNED  BY,  AND
          CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    8

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          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed on the date first above written.

                                   J. C. PENNEY COMPANY, INC.




                                   By  /s/ R. B. Cavanaugh
                                        ________________________________
                                        R. B. Cavanaugh
                                        Vice President and Treasurer


                                   ECKERD CORPORATION




                                   By   /s/ F. A. Newman
                                        ________________________________
                                        F. A. Newman
                                        President and Chief Executive
                                          Officer

                                    9

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                                                                  EXHIBIT "A"

                                                  DATE


     J. C. PENNEY COMPANY, INC.
     ADDRESS
     ADDRESS
     CITY, STATE  ZIP

     ATTN:

          WE CONFIRM AND AGREE TO REPAY THE FOLLOWING BORROWING AS INDICATED BELOW AND AS SET FORTH IN THE LOAN AGREEMENT WITH YOU DATED AS OF ___________ __, 1998:


           DATE PRINCIPAL
     TRANS. OF  AMOUNT OF MATURITY  NO.  INTEREST INTEREST            AMOUNT DUE
      NO.  LOAN   LOAN      DATE   DAYS    RATE     RATE   INTEREST  AT MATURITY
                                           BASIS

     TYPE OF BORROWING:

     SETTLEMENT INSTRUCTIONS:

          CREDIT PROCEEDS IN SAME DAY FUNDS TO:

                         ACCOUNT NAME:
                         BANK NAME:
                         CITY, STATE:
                         ACCOUNT NUMBER:



     MATURITY INSTRUCTIONS:

          CHARGE:               ACCOUNT NAME:
                                BANK NAME:
                                ACCOUNT NUMBER:

          OR

          WIRE TRANSFER TO:     J. C. PENNEY COMPANY, INC.
                                CITY, STATE:
                                ACCOUNT NUMBER:

                                        SINCERELY,



                                        AUTHORIZED SIGNER

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                                                                 EXHIBIT "B"
                                   PROMISSORY NOTE

       For value received, on demand, or if prior demand is not made then on Maturity Date, Eckerd Corporation a Delaware corporation ("Borrower"), with its principal place of business at 8333 Bryan Dairy Road, Largo, Florida 33777, promises to pay to the order of J. C. Penney Company, Inc., a Delaware corporation, ("JCPenney"), the unpaid principal amount of each borrowing made by the Borrower advanced by JCPenney pursuant to the Eckerd Corporation Loan Agreement referred to below, together with interest thereon from the date of such borrowing at the rate or rates specified in the Eckerd Corporation Loan Agreement, as specified in the Eckerd Corporation Loan Agreement. All such payments of principal shall be made in lawful money of the United States in same day funds at JCPenney's address as set forth below.

       Each borrowing made by the Borrower from JCPenney, the maturity thereof, interest rate basis and rate, and amounts due at maturity, shall be recorded on Exhibit "A" and, prior to any transfer hereof, endorsed on such exhibit which may be attached hereto as a part of this Promissory Note, provided that the failure of JCPenney to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Eckerd Corporation Loan Agreement. The Borrower shall be notified of any such transfers or borrowing participations, which shall be limited only to indebtedness which has been created through actual funding.

       The Borrower hereby waives demand, presentment, notice of dishonor, protest and diligence in collecting sums due hereunder. Borrower will reimburse JCPenney for its expense, including reasonable attorneys' fees, in connection with collection of any sums due to JCPenney hereunder.

       This Promissory Note is one of the Promissory Notes referred to in the Eckerd Corporation Loan Agreement dated as of _______ __, 1998 between Borrower and JCPenney and terms defined in such Agreement are used herein with the same meanings. Reference is made to the Eckerd Corporation Loan Agreement for provisions for the prepayment hereof.

       THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Lender Name: J. C. Penney Company, Inc.          Eckerd Corporation
                  __________________________       __________________________
                                                         ("Borrower")
     Address for Payment:
     6501 Legacy Drive                             By:
     ______________________________________        _______________________
                                                          (Signature)

     Plano, Texas  75024-3698
     _____________________________________

                                                   __________________________
                                                            (Title)

     Date:
     _________________________________